EX 99.28(g)(1)(xix)

Amendment to
Master Global Custody Agreement Between
the Customer and JPMorgan Chase Bank, N.A.

This Amendment to the Master Global Custody Agreement between the Customer and JPMorgan Chase Bank, N.A. dated August 12, 2009, as amended (“Agreement”), is by and among JNL Series Trust and JNL Investors Series Trust (each individually “Trust,” collectively, the “Trusts”), JNL Variable Fund LLC and JNL Strategic Income Fund LLC (each individually “Fund,” collectively, the “Funds”) and JPMorgan Chase Bank, N.A. (“Custodian”).

Whereas, the Board of Trustees of the Trusts and the Board of Managers of the Funds (collectively, “Board”) has approved the termination of JPMorgan Chase Bank, N.A. as Custodian for the following funds of the Trusts/Funds:

JNL Investors Series Trust:
JNL/PPM America Low Duration Bond Fund; and
JNL/PPM America Total Return Fund.

JNL Series Trust:
JNL/AllianceBernstein Dynamic Asset Allocation Fund;
JNL/Boston Partners Global Long Short Equity Fund;
JNL/DFA U.S. Core Equity Fund;
JNL/Goldman Sachs Core Plus Bond Fund;
JNL/Goldman Sachs Emerging Markets Debt Fund;
JNL/Goldman Sachs Mid Cap Value Fund;
JNL/Invesco Global Real Estate Fund;
JNL/Invesco International Growth Fund;
JNL/Invesco Mid Cap Value Fund;
JNL/Invesco Large Cap Growth Fund;
JNL/Invesco Small Cap Growth Fund;
JNL/JPMorgan International Value Fund;
JNL/JPMorgan MidCap Growth Fund;
JNL/JPMorgan U.S. Government & Quality Bond Fund;
JNL/Lazard Emerging Markets Fund;
JNL/Mellon Capital European 30 Fund;
JNL/Mellon Capital Pacific Rim 30 Fund;
JNL/Morgan Stanley Mid Cap Growth Fund;
JNL/Neuberger Berman Strategic Income Fund;
JNL/Oppenheimer Global Growth Fund;
JNL/PPM America High Yield Bond Fund;
JNL/PPM America Mid Cap Value Fund;
JNL/PPM America Small Cap Value Fund;
JNL/PPM America Value Equity Fund;
JNL/T. Rowe Price Established Growth Fund;
JNL/T. Rowe Price Mid-Cap Growth Fund;
JNL/T. Rowe Price Short-Term Bond Fund; and
JNL/T. Rowe Price Value Fund.

JNL Variable Fund LLC:
JNL/Mellon Capital Global 15 Fund;
JNL/Mellon Capital JNL 5 Fund;
JNL/Mellon Capital 25 Fund;
JNL/Mellon Capital Nasdaq® 25 Fund;
JNL/Mellon Capital S&P® 24 Fund; and
JNL/Mellon Capital S&P® SMid 60 Fund.

JNL Strategic Income Fund LLC:
JNL/PPM America Strategic Income Fund.

Whereas, pursuant to the termination outlined above, the parties have agreed to amend Schedule A of the Agreement to remove the funds listed above.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	To delete Schedule A of the Agreement, and substitute it with Schedule A attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.
The Trusts, Funds, and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trusts, Funds or Custodian to this Amendment.

 In Witness Whereof, the parties hereto have caused this Amendment to be executed as of this 19th day of June 2015, effective June 19, 2015.

JNL Series Trust JNL Investors Series Trust JNL Variable Fund LLC JNL Strategic Income Fund LLC		JPMorgan Chase Bank, N.A.

By:	/s/ Kristen K. Leeman	By:	/s/ Anna Maria Calla Minnitti
Name:	Kristen K. Leeman	Name:	Anna Maria Calla Minnitti
Title:	Assistant Secretary	Title:	Vice President

Schedule A
List of Funds as of June 19, 2015

JNL Investors Series Trust Fund
JNL Money Market Fund

JNL Series Trust Funds
JNL/American Funds Blue Chip Income and Growth Fund
JNL/American Funds Global Bond Fund
JNL/American Funds Global Small Capitalization Fund
JNL/American Funds Growth-Income Fund
JNL/American Funds International Fund
JNL/American Funds New World Fund
JNL Institutional Alt 20 Fund
JNL Institutional Alt 35 Fund
JNL Institutional Alt 50 Fund
JNL Alt 65 Fund
JNL/American Funds Balanced Allocation Fund
JNL/American Funds Growth Allocation Fund
JNL/AQR Managed Futures Strategy Fund
JNL/BlackRock Commodity Securities Strategy Fund
JNL/BlackRock Global Allocation Fund
JNL/BlackRock Large Cap Select Growth Fund
JNL/Brookfield Global Infrastructure and MLP Fund
JNL/Capital Guardian Global Balanced Fund
JNL/Capital Guardian Global Diversified Research Fund
JNL/Eagle SmallCap Equity Fund
JNL/Eastspring Investments Asia ex-Japan Fund
JNL/Eastspring Investments China-India Fund
JNL/Franklin Templeton Founding Strategy Fund
JNL/Franklin Templeton Global Growth Fund
JNL/Franklin Templeton Global Multisector Bond Fund
JNL/Franklin Templeton Income Fund
JNL/Franklin Templeton International Small Cap Growth Fund
JNL/Franklin Templeton Mutual Shares Fund
JNL/Franklin Templeton Small Cap Value Fund
JNL/Ivy Asset Strategy Fund
JNL/Mellon Capital 10 x 10 Fund
JNL/Mellon Capital Index 5 Fund
JNL/Mellon Capital Emerging Markets Index Fund
JNL/Mellon Capital S&P 500 Index Fund
JNL/Mellon Capital S&P 400 MidCap Index Fund
JNL/Mellon Capital Small Cap Index Fund
JNL/Mellon Capital International Index Fund

A-1

JNL Series Trust Funds
JNL/Mellon Capital Bond Index Fund
JNL/Mellon Capital Dow Jones U.S. Contrarian Opportunities Index Fund
JNL/Mellon Capital Utilities Sector Fund
JNL/MMRS Conservative Fund
JNL/MMRS Growth Fund
JNL/MMRS Moderate Fund
JNL/PIMCO Real Return Fund
JNL/PIMCO Total Return Bond Fund
JNL/Red Rocks Listed Private Equity Fund
JNL/Scout Unconstrained Bond Fund
JNL/WMC Balanced Fund
JNL/WMC Money Market Fund
JNL/WMC Value Fund
JNL/S&P Competitive Advantage Fund
JNL/S&P Dividend Income & Growth Fund
JNL/S&P Intrinsic Value Fund
JNL/S&P Total Yield Fund
JNL/S&P Mid 3 Fund
JNL/S&P International 5 Fund
JNL/S&P 4 Fund
JNL/S&P Managed Conservative Fund
JNL/S&P Managed Moderate Fund
JNL/S&P Managed Moderate Growth Fund
JNL/S&P Managed Growth Fund
JNL/S&P Managed Aggressive Growth Fund
JNL Disciplined Moderate Fund
JNL Disciplined Moderate Growth Fund
JNL Disciplined Growth Fund

JNL Variable Fund LLC Funds
JNL/Mellon Capital DowSM 10 Fund
JNL/Mellon Capital Communications Sector Fund
JNL/Mellon Capital Consumer Brands Sector Fund
JNL/Mellon Capital Financial Sector Fund
JNL/Mellon Capital Healthcare Sector Fund
JNL/Mellon Capital Oil & Gas Sector Fund
JNL/Mellon Capital Technology Sector Fund

JNL Strategic Income Fund LLC Fund
[Reserved]

A-2